Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"TARMETA BIOSCIENCES, LLC", A DELAWARE LIMITED LIABILITY COMPANY,

WITH AND INTO "FELICITEX THERAPEUTICS INC." UNDER THE NAME OF "FELICITEX THERAPEUTICS INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2021, AT 4:37 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5149611 8100M
SR# 20214269906

Authentication: 202321156
Date: 01-05-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:37 PM 12/30/2021
FILED 04:37 PM 12/30/2021
20214269906 - File Number 5149611

STATE OF DELAWARE

CERTIFICATE OF MERGER

OF

TARMETA BIOSCIENCES, LLC

A DELAWARE LLC

AND

FELICITEX THERAPEUTICS, INC

A DELAWARE CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned entity has executed the following Certificate of Merger.

FIRST: The name of the surviving corporation is **FELICITEX THERAPEUTICS, INC** (the "Surviving Corporation"), and the name of the Limited Liability Company being merged into the Corporation is TarMeta BioSciences, LLC, a Delaware LLC.

SECOND: An agreement and plan of merger ("Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent entities.

THIRD: The name of the Surviving Corporation is **Felicitex Therapeutics, Inc., a** Delaware Corporation.

FOURTH: This Certificate of Merger shall be effective on the date of filing with the Secretary of State of the State of Delaware.

FIFTH: A copy of the Agreement of Merger shall be kept on file at 27 Strathmore Rd, Natick, MA 01760, the Headquarters of the Surviving Corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the Surviving Corporation.

IN WINESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 30, 2021.

By: DocuSigned by: Maria Vilenchik E70C2D78127A47C...

Maria Vilenchik

CEO

Felicitex Therapeutics, Inc.